SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ePHONE TELECOM, INC.
             (Exact Name of registrant as specified in its charter)

                       Florida                              98-0204749
                   ---------------                      --------------
           (State or other jurisdiction of               (I.R.S. Employer
            incorporation or organization)             Identification No.)

                         1145 Herndon Parkway, Suite 100
                          Herndon, Virginia 20170-5535
          (Address, including zip code, of principal executive offices)

               ePHONE Telecom, Inc. 2000 Long-Term Incentive Plan
                            (Full title of the plan)

                                Charlie Rodriguez
                Vice President - Corporate Affairs and Secretary
                              ePHONE Telecom, Inc.
                         1145 Herndon Parkway, Suite 100
                          Herndon, Virginia 20170-5535
                                 (703) 787-7006
                             Fax No.: (703) 787-7009
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:
                             Paul D. Freshour, Esq.
                                 Arnold & Porter
                                    Suite 900
                              1600 Tysons Boulevard
                           McLean, Virginia 22102-4865
                                 (703) 720-7008
                             Fax No.: (703) 720-7399
                              ---------------------

                         Calculation of Registration Fee

----------------------------- ----------------- --------------------- ---------------------- ----------------
 Title of securities to be      Amount to be      Proposed maximum      Proposed maximum        Amount of
         registered              registered      offering price per    aggregate offering     registration
                                                     unit(1)(2)             price(2)               fee
----------------------------- ----------------- --------------------- ---------------------- ----------------
----------------------------- ----------------- --------------------- ---------------------- ----------------
        Common Stock             6,000,000             $0.35               $2,100,000            $193.20
----------------------------- ----------------- --------------------- ---------------------- ----------------

         (1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on June 21, 2002 on the Over-the-Counter Bulletin Board, which date is within 5 business days prior to the date of the filing of this Registration Statement.

         (2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by ePHONE Telecom, Inc. ("Registrant" or "Company") (File No. 000-27699) with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference:

(a)      The Company's  Annual Report on Form 10-KSB the year ended December 31,
         2001.

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001.

(d) The description of the common stock of the Company, par value $0.001 per share ("Common Stock"), contained in the Company's registration statement  pursuant  to  Section  12  of  the  Exchange  Act,  and  any
         amendments   or  reports   filed  for  the  purpose  of  updating  such
         description.

         All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         The audited consolidated financial statements of the Company as of December 31, 2001 and for the three years ended December 31, 2001, 2000 and 1999, which are included in the Annual Report on Form 10-KSB filed with the SEC on April 15, 2002 that has been incorporated herein by reference, have been incorporated herein in reliance on the reports of Grant Thornton LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

         Arnold & Porter, special counsel to the Company, has delivered its legal opinion to the effect that the issuance and sale of the Common Stock offered hereby have been duly authorized by the Company and that, when issued upon the exercise of options and stock appreciation rights or as incentive shares in accordance with the terms of the ePHONE Telecom, Inc. 2000 Long-Term Incentive Plan and for legal consideration of not less than $0.001 per share, will be validly issued and will be fully paid and nonassessable, and when issued pursuant to the award of restricted stock in accordance with the terms of the ePHONE Telecom, Inc. 2000 Long-Term Incentive Plan and for legal consideration of not less than $0.001 per share, will be validly issued, and upon the lapse of restrictions provided under such award, will be fully paid and nonassessable.

Item 6.           Indemnification of Directors and Officers.

Florida Business Corporation Act

         Subsection (1) of Section 607.0850 of the Florida Business Corporation Act, referred to herein as the BCA, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (2) of Section 607.0850 of the BCA empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine that despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         BCA Section 607.0850 further provides that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in the capacities set forth above, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

Who we indemnify

         The Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws state that the Company may provide for the indemnification of any director, officer, employee, agent or other controlling person of the Company affecting his or her liability in such capacity.

         As of the date hereof, the Company has not agreed to grant indemnification to any person pursuant to the foregoing statutory provisions.

         The foregoing is only a general summary of certain aspects of Florida law and the provisions of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by references to the relevant statutes and the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made, which are incorporated herein by reference.

         The Company has purchased an insurance policy that purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

Item 7.           Exemption from Registration Claimed

         Not Applicable.

Item 8.           Exhibits

         The exhibits listed on the Exhibit Index on page II-8 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.           Undertakings

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Herndon, Commonwealth of Virginia, on June 28, 2002.

                                 ePHONE TELECOM, INC.


                                 By:  /s/ Carmine Taglialatela, Jr.
                                      ------------------------
                                      Carmine Taglialatela, Jr.
                                      President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                     Title                            Date
                ---------                                     -----                            ----
/s/ Carmine Taglialatela, Jr.                 Director, President and CEO (Principal       June 28, 2002
---------------------------------------       Executive Officer)
Carmine Taglialatela, Jr.

/s/ Charlie Rodriguez                         Director, CFO and Secretary (Principal       June 28, 2002
---------------------------------------       Financial and Accounting Officer)
Charlie Rodriguez

/s/ Robert G. Clark                                   Chairman of the Board                June 28, 2002
---------------------------------------
Robert G. Clarke

/s/ Lawrence M. Codacovi*                                    Director                      June 28, 2002
---------------------------------------
Lawrence M. Codacovi

/s/ John G. Fraser*                                          Director                      June 28, 2002
---------------------------------------
John G. Fraser

                                                             Director                      June 28, 2002
---------------------------------------
Sheldon B. Kamins
                                                             Director                      June 28, 2002
---------------------------------------
Gene Sekulow

/s/ Robert Stuart*                                           Director                      June 28, 2002
---------------------------------------
Robert Stuart


*By:   /s/ Charlie Rodriguez
       --------------------------------------
       Charlie Rodriguez
       Attorney-In-Fact


                  INDEX TO EXHIBITS


Exhibit 4 ePHONE Telecom, Inc. 2000 Long-Term Incentive Plan, filed herewith.

Exhibit 5       Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1 Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2    Consent of Grant Thornton LLP, filed herewith.

Exhibit 24 Powers of Attorney of certain directors of ePHONE Telecom, Inc., filed herewith.